UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2007

Southwestern Energy Company 401(k) Savings Plan

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

(b) The purpose of this filing is to report the engagement of Grant Thornton LLP as the independent registered public accounting firm for the Southwestern Energy Company 401(k) Savings Plan (the "Plan") sponsored by Southwestern Energy Company (the "Company") effective April 19, 2007.  The engagement of Grant Thornton LLP as the Plan's certifying accountants has been approved by the Audit Committee of the Board of Directors of the Company.  Additionally, there has been no change in the independent accountants for the Company.

The Company previously reported that PricewaterhouseCoopers LLP was dismissed as auditor of the Plan in a Form 8-K filed on March 1, 2007.

The following matters are reported on behalf of the Plan pursuant to Regulation S-K Item 304(a)(2):

(i)

Grant  Thornton LLP was engaged as the independent registered public accounting firm to audit the financial statements of the Plan effective April 19, 2007.

(ii)

In connection with the audit of the Plan for the past two fiscal years and through April 19, 2007, neither the Company, the Plan nor anyone acting on their behalf consulted Grant Thornton LLP regarding (1) the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Plan's respective financial statements; or (2) any matter set forth in Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: April 20, 2007	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer